                                                                 Exhibit (a)(6)

                             ELECTION TO EXCHANGE

To:  Navigant Consulting, Inc.
    175 W. Jackson Street
    Suite 500
    Chicago, Illinois 60604
    Attention: Phil Sidock
    Telephone: (312) 583-5703
    Fax: (312) 583-6898

From: [Employee's Name]

   I have received and read the offer to exchange, dated October 4, 2002, including the annexes thereto (the Offer to Exchange), and this election to exchange form (the Election Form which, together with the Offer to Exchange, as each may be amended from time to time, constitutes the Offer). All capitalized terms used in this Election Form but not defined have the same respective meanings as in the Offer to Exchange.

   Subject to the terms and conditions of the Offer, I understand that I may elect to exchange my eligible options identified on this Election Form, for the number of shares of restricted stock set forth below, with any fractional restricted stock interests being rounded up to the nearest whole unit.

   By executing and delivering this Election Form, I acknowledge and agree that:

  . Navigant Consulting's acceptance of all of the eligible options I elect to exchange pursuant to the Offer (the Tendered Options) will constitute a binding agreement between Navigant Consulting and me upon the terms and subject to the conditions of the Offer. Upon Navigant Consulting's acceptance of the Tendered Options, (1) all the Tendered Options will be cancelled and I will have no right to purchase stock under the terms and conditions of the cancelled Tendered Options and (2) all my option agreements relating to the Tendered Options will be automatically rendered null and void and I will have no right to purchase stock under the terms and conditions of the cancelled option agreements;

  . under the circumstances set forth in the Offer to Exchange, Navigant Consulting may terminate or amend the Offer and postpone its acceptance and cancellation of any options elected for exchange. In such event, the Tendered Options will not be accepted and the options and the option agreements related to them will remain in effect and unchanged;

  . the restricted stock issued to me in the exchange will be governed by the provisions, restrictions, terms, conditions and other limitations, and will vest in accordance with the vesting schedule, set forth in the restricted stock award attached as Annex A to the Offer to Exchange (the Restricted Stock Award); if I cease to be an employee of Navigant Consulting or one of its subsidiaries prior to the final vesting date of the restricted stock, other than by reason of my death, retirement or disability (which terms are defined in the Restricted Stock Award), and all or some of the restricted stock I receive in the exchange remain unvested on such date, then I will forfeit such unvested restricted stock;

  . I will pay to Navigant Consulting, in cash, an amount necessary to satisfy the minimum amount of taxes required to be withheld;

  . in order to receive restricted stock in the exchange, I must hold eligible options and be a U.S. employee (as described in the Offer to Exchange) from the date I elect to exchange eligible options through the date of Navigant Consulting's acceptance of the Tendered Options; and

  . Navigant Consulting has advised me to consult with my own tax, financial and other advisors as to the consequences of participating or not participating in the Offer.

   Please check the first box below if you choose to tender ALL of the eligible options listed in the table below.

[_] I elect to tender ALL of my eligible options set forth below in exchange for restricted stock as set forth below.

   The following listed options are eligible for exchange pursuant to the terms and conditions of the Offer.

                                                                    Shares of
   Grant  Exercise                                                  Restricted
   Date    Price   Granted Outstanding Vested(1) Unvested Exercised  Stock(2)
   ----   -------- ------- ----------- --------- -------- --------- ----------
  ------- -------- ------- ----------- --------- -------- --------- ----------
  ------- -------- ------- ----------- --------- -------- --------- ----------
  ------- -------- ------- ----------- --------- -------- --------- ----------
   Totals -------- ------- ----------- --------- -------- --------- ----------

(1) As of the date of this Offer.
(2) This is the number of shares of restricted stock that you will receive if this option grant is tendered and accepted for exchange.

   Please process the options tendered as indicated above, under the terms and conditions of the Offer.

   Subject to, and effective upon, Navigant Consulting, Inc.'s acceptance of the Tendered Options in accordance with the terms and conditions of this Offer, I hereby sell, assign and transfer to Navigant Consulting, Inc., a Delaware corporation, all right, title and interest in and to the Tendered Options indicated above to purchase shares of common stock of Navigant Consulting, Inc. All authority herein conferred or agreed to be conferred will not be affected by, and will survive my death or incapacity, and any obligation of mine hereunder will be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

   By signing and returning the Election Form, I represent and warrant to Navigant Consulting:

  . I have full power and authority to elect to exchange the Tendered Options and, when and to the extent the Tendered Options are accepted for exchange by Navigant Consulting, they will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer, other than pursuant to the applicable option agreements, and the Tendered Options will not be subject to any adverse claims; and

  . upon request, I will execute and deliver any additional documents deemed by Navigant Consulting to be necessary or desirable to complete the exchange of my Tendered Options.

_______________________________________________________________________________
                                          Date: ________________________, 2002
Signature of Option Holder
[Employee's Name]

   When you have completed, signed and dated this Election Form, return it to the following address or fax number no later than the Expiration Date:

                                          Navigant Consulting, Inc.
                                          175 W. Jackson Street
                                          Suite 500
                                          Chicago, Illinois 60604
                                          Attention: Phil Sidock
                                          Tel.: (312) 583-5703
                                          Fax: (312) 583-6898

                     INSTRUCTIONS FOR ELECTION TO EXCHANGE
             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

   1. Delivery of Election Form. You must deliver a properly completed and duly executed original of the Election Form, with respect to any eligible options that you elect to exchange, to Navigant Consulting at the address set forth on the Election Form or by facsimile at (312) 583-6898 on or before 5:00 P.M., central time, on Thursday, October 31, 2002 (the Expiration Date). You must submit your Election Form by facsimile, mail or personal or courier delivery. No other methods of delivery will be accepted.

   THE METHOD BY WHICH YOU CAN DELIVER ANY REQUIRED DOCUMENT IS AT YOUR OPTION AND RISK, AND DELIVERY WILL BE DEEMED EFFECTIVE ONLY WHEN ACTUALLY RECEIVED BY NAVIGANT CONSULTING. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. WE PLAN TO SEND YOU AN E-MAIL WITHIN TWO BUSINESS DAYS, ACKNOWLEDGING OUR RECEIPT OF YOUR ELECTION FORM.

   You may withdraw the eligible options you have elected to exchange pursuant to the Offer at any time prior to the Expiration Date. If we extend the Offer beyond that time, you may withdraw your eligible options at any time until the extended expiration of the Offer.

   To withdraw eligible options you must deliver a written notice of withdrawal, with the required information to Navigant Consulting while you still have the right to withdraw the elected eligible options. You may not rescind any withdrawal, but you may re-elect to exchange eligible options. Any options you withdraw will thereafter be deemed not properly elected for exchange for purposes of the Offer unless you properly re-elect to exchange those options before the Expiration Date by following the procedures described above and in the Offer to Exchange.

   Navigant Consulting will not accept any alternative, conditional or contingent elections. By execution of this Election Form, you waive any right to receive any notice of the acceptance of your election, except as provided for in the Offer to Exchange.

   2. Election to Exchange. If you elect to exchange ALL of your eligible options pursuant to the Offer, you must check the box on page 2 of the Election Form.

   3. Signatures on Election to Exchange. The Election Form must be signed by the holder of the eligible options and the signature must correspond with the name as written on the face of the option agreement or agreements to which the eligible options are subject without alteration or any change whatsoever. If the Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary capacity, that person should so indicate when signing and submit proper evidence with the Election Form of the authority of that person to so act.

   4. Requests for Assistance or Additional Copies. Please direct any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form to Phil Sidock at (312) 583-5703 or email him at psidock@navigantconsulting.com, or call Julie Howard at (312) 573-5633 or email her at Julie_Howard@navigantconsulting.com or call Philip Steptoe at (312) 573-5603 or email him at psteptoe@navigantconsulting.com.

   5. Irregularities. Navigant Consulting will determine, in its sole discretion, all questions as to the number of shares subject to eligible options and the validity, form, eligibility (including time of receipt) and acceptance of Election Forms. Navigant Consulting's determination of these matters will be final and binding on all parties. Navigant Consulting may reject any Election Form or tendered options to the extent that it determines they were not properly executed, completed or delivered or to the extent that Navigant Consulting determines it is unlawful to accept the Tendered Options. As described in Section 6 of the Offer to Exchange, Navigant Consulting will make a decision to either accept all of the properly tendered options or to reject them all on the business day after the Offer expires. Navigant Consulting, in its sole discretion, may waive any of the conditions to the Offer or any defect or irregularity in any Election Form with respect to any particular options or any particular option holder. No options will be deemed to be properly tendered until all defects or irregularities have been cured by the option holder tendering the options or waived by Navigant Consulting. Neither Navigant Consulting nor any other person is obligated to give notice of receipt of any Election Form or for any defects or irregularities involved in the exchange of any options, and no one will be liable for failing to give notice of receipt of any Election Form or any defects or irregularities.

   6. Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important tax information. We advise you to consult with your tax advisor with respect to the tax consequences of electing to exchange your eligible options pursuant to the Offer.